Gibraltar Reports Fourth-Quarter and Full Year 2016 Financial Results

•	Full Year GAAP EPS of $1.05 versus $0.74 PY; Adjusted EPS of $1.67 versus $1.09 PY

•	4Q GAAP EPS of $(0.24) on charges for portfolio changes; versus $0.01 PY

•	4Q Adjusted EPS of $0.30 versus $0.29 PY

•	ROIC rises to 11.7%; vs 8.1% PY

Buffalo, New York, February 17, 2017 - Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and distributor of building products for industrial, infrastructure, residential, and renewable energy and conservation markets, today reported its financial results for the three- and twelve-month periods ended December 31, 2016. All financial metrics in this release reflect only the Company’s continuing operations unless otherwise noted.
Consolidated Results
Gibraltar reported the following consolidated results:

	Three Months Ended December 31,
Dollars in millions, except EPS	GAAP			Adjusted
	2016	2015	% Change	2016	2015	% Change
Net Sales	$232	$282	(18)%	$232	$282	(18)%
Net (Loss) Income	$(7.7)	$0.2	nmf*	$9.5	$9.1	4%
Diluted EPS	$(0.24)	$0.01	nmf*	$0.30	$0.29	3%
*not meaningful
The Company reported fourth-quarter 2016 net sales of $232 million, an 18 percent decrease year-over-year, due to weaker industrial markets as well as non-recurring revenues resulting from the European industrial business divestiture and a completed mail contract. Fourth-quarter GAAP net income was down $7.9 million versus the prior year, primarily due to charges to exit certain product lines, while up 4 percent on an adjusted net income basis. The adjusted amounts for the fourth quarter 2016 and 2015 remove special items from both periods, as described in the appended reconciliation of adjusted financial measures.

For the twelve months ended December 31, 2016, the Company reported a 43 percent increase in GAAP net income to $33.7 million, or $1.05 per diluted share, compared with $23.5 million, or $0.74 per diluted share, in the prior-year period. Revenues of $1.0 billion were equivalent to the prior year amid portfolio changes and certain non-comparative contracts. Adjusted results for the twelve-month period also increased to adjusted net income of $53.6 million, or $1.67 per diluted share, up 56 percent and 53 percent, respectively, compared with the prior-year period. The meaningful increase in net earnings stems from the ongoing improvements from 80/20 simplification initiatives and from continued strong results from the Renewable Energy and Conservation segment in 2016.

Management Comments
“We concluded a successful year with a solid fourth-quarter performance in which we exceeded our expectations for profitability,” said Chief Executive Officer Frank Heard. “Gibraltar’s continued success is the result of the ongoing execution of all four of our strategic pillars to drive the sustainable transformation of our business. During the fourth quarter, the Residential Products and the Renewable Energy and Conservation segments continued to generate strong bottom-line results through our 80/20 simplification initiatives. As a result, we reported a 13 percent increase in consolidated adjusted operating income despite an 18 percent decline in consolidated net sales.
“In our Industrial and Infrastructure segment, we are proactively taking actions to address our cost structure to minimize the impact of ongoing market pressures including weaker incoming order volume,” said Heard. “To that end, after divesting our European industrial operation in the second quarter, we announced plans in December to exit our industrial U.S. bar grating product line, along with a small European residential solar racking business. While negatively affecting revenues going forward, this action will be accretive to our earnings beginning in the first quarter 2017.
“By focusing on operational excellence, portfolio management, product innovation and accretive acquisitions, we have delivered enhanced profitability at a higher rate of return with a more efficient use of capital every quarter for the past two years,” said Heard. “Two years into our five-year transformative strategy, we have added nearly 900 basis points to adjusted gross margin, doubled our consolidated adjusted operating margin to 9.4 percent, nearly tripled the return on invested capital to 11.7 percent and positioned our business to generate a higher level of returns going forward.”

Fourth-quarter Segment Results

Residential Products
For the fourth quarter, the Residential Products segment reported:

	Three Months Ended December 31,
Dollars in millions, except EPS	GAAP			Adjusted
	2016	2015	% Change	2016	2015	% Change
Net Sales	$93	$107	(13)%	$93	$107	(13)%
Operating Margin	13.9%	6.4%	+750 bps	14.9%	9.9%	+500 bps
Fourth-quarter 2016 net sales in Gibraltar’s Residential Products segment, compared to the prior year period, primarily reflect the completion of a two-year contract for centralized mailboxes as of December 2015. The demand from repair and remodeling activities and new housing construction continued to be stable year over year.
The increase in segment GAAP operating margin reflects the benefit of improved operational efficiencies and contributions from the 80/20 simplification initiative, as well as the completion of the centralized mailbox contract completed in December 2015, which provided low profitability in the fourth quarter of 2015. The adjusted operating margin for the fourth quarter of 2016 and 2015 remove the special charges for restructuring initiatives under the 80/20 program from both periods.

Industrial and Infrastructure Products
For the fourth quarter, the Industrial and Infrastructure Products segment reported:

	Three Months Ended December 31,
Dollars in millions, except EPS	GAAP			Adjusted
	2016	2015	% Change	2016	2015	% Change
Net Sales	$62	$85	(27)%	$62	$85	(27)%
Operating Margin	(16.4)%	0.2%	(1660) bps	3.1%	7.9%	(480) bps
Fourth-quarter 2016 net sales in Gibraltar’s Industrial & Infrastructure Products segment were down 27 percent, reflecting a 9 percent effect from the European industrial business divestiture as well as lower volume due to weaker energy-related and commodity markets. Decreased order rates and profitability from the U.S. bar grating product line had a significant impact on the segment’s operating results in the fourth quarter of 2016.
The segment’s fourth-quarter adjusted operating margin decreased 480 basis points due to lower volumes, partially offset by 80/20 simplification initiatives. This segment’s adjusted operating margin for the fourth quarter 2016 and 2015 remove special charges for restructuring and portfolio management initiatives under the 80/20 program.

Renewable Energy and Conservation
For the fourth quarter, the Renewable Energy and Conservation segment reported:

	Three Months Ended December 31,
Dollars in millions, except EPS	GAAP			Adjusted
	2016	2015	% Change	2016	2015	% Change
Net Sales	$77	$90	(14)%	$77	$90	(14)%
Operating Margin	10.7%	7.4%	330 bps	17.8%	9.3%	850 bps

Segment revenues decreased 14 percent from the year-earlier period as a result of a difficult comparison with the fourth quarter of 2015 when volume benefited from the then-expected reduction in the U.S. federal investment tax credit.
The segment’s fourth-quarter 2016 GAAP operating income and margins increased meaningfully, reflecting benefits from diligent execution of operational efficiencies in the segment as well as the elimination of amortization for certain, short-lived acquisition-related expenses. This segment’s adjusted operating margin removes the special charges for acquisition-related costs and portfolio management initiatives from the fourth quarter of 2016 and 2015.
Business Outlook
“For 2017, we expect generally favorable market conditions aiding top-line growth of our Residential Products and Renewable Energy and Conservation segments. All three of our segments are working to expand into adjacent product categories and applications with new products, and we expect these efforts to contribute incrementally to 2017 sales and beyond. At the same time, our consolidated results will be challenged on the top-line and bottom-line by several factors, including a difficult comparable as a result of exiting certain product lines, increased spending on innovative new products, and raw material price inflation. Nonetheless, taken together, we are poised to deliver a third consecutive year of sequential and meaningful financial improvement, in terms of absolute profit dollars, returns and cash flow,” concluded Heard.
The Company is providing its guidance for revenues and earnings for the full year 2017. Gibraltar expects 2017 total revenues to approximate $1.0 billion, equivalent to 2016, despite unfavorable comparisons including discontinued product lines and the expected decrease in the first quarter 2017. GAAP EPS for the full year 2017 is expected to be between $1.55 and $1.65 per diluted share, or $1.75 to $1.85 on an adjusted basis, as compared to $1.05 and 1.67, respectively, in 2016.
For the first quarter 2017, revenues are expected to decrease nearly 15 percent compared to the prior year period as a result of a lower order backlog as of January 1st in our Renewable Energy and Conservation segment as well as the portfolio management actions undertaken to drive higher profitability and returns. The effects of lower sales volume and rising commodity costs net of pricing actions will contribute to an expected result in GAAP EPS of between $0.10 and $0.14 per diluted share, or $0.17 to $0.21 on an adjusted basis.

FY 2017 Guidance Reconciliation
Gibraltar Industries
Dollars in millions, except EPS	Operating		Income	Net	Diluted Earnings
	Income	Margin	Taxes	Income	Per Share
GAAP Measures	$95-100	9.6-10.1%	$30-32	$50-53	$1.55-1.65
Restructuring Costs	11	1.1	4	7	0.20

Adjusted Measures	$106-111	10.7-11.2%	$34-36	$57-60	$1.75-1.85
Relative to GAAP profitability and EPS for 2017, Gibraltar may complete additional restructuring initiatives and incur costs as part of its ongoing simplification initiative under its four-pillar strategy. Any new projects and any significant changes in the nature and scope of identified projects would affect changes in the Company’s expected GAAP EPS for the year.
Fourth-quarter Conference Call Details
Gibraltar has scheduled a conference call today starting at 9:00 a.m. ET to review its results for the fourth quarter of 2016. Interested parties may access the call by dialing (877) 407-5790 or (201) 689-8328. The presentation slides that will be discussed in the conference call are expected to be available this morning, prior to the start of the call. The slides may be downloaded from the Gibraltar website: www.gibraltar1.com. A webcast replay of the conference call and a copy of the transcript will be available on the website following the call.
About Gibraltar
Gibraltar Industries is a leading manufacturer and distributor of building products for industrial, infrastructure, residential, and renewable energy and conservation markets. With a four-pillar strategy focused on operational improvement, product innovation, acquisitions and portfolio management, Gibraltar’s mission is to drive best-in-class performance. Gibraltar serves customers primarily throughout North America, and to a lesser extent Asia. Comprehensive information about Gibraltar can be found on its website at www.gibraltar1.com.
Safe Harbor Statement
Information contained in this news release, other than historical information, contains forward-looking statements and is subject to a number of risk factors, uncertainties, and assumptions. Risk factors that could affect these statements include, but are not limited to, the following: the availability of raw materials and the effects of changing raw material prices on the Company’s results of operations; energy prices and usage; changing demand for the Company’s products and services; changes in the liquidity of the capital and credit markets; risks associated with the integration and performance of acquisitions; and changes in interest and tax rates. In addition, such forward-looking statements could also be affected by general industry and market conditions, as well as general economic and political conditions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

Non-GAAP Financial Data
To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial data in this news release. Adjusted financial data excluded special charges consisting of portfolio management charges, gains/losses on sales of assets, restructuring primarily associated with the 80/20 simplification initiative, acquisition-related items, and other reclassifications. These adjustments are shown in the non-GAAP reconciliation of adjusted financial measures excluding special charges provided in the supplemental financial schedules that accompany this news release. The Company believes that the presentation of results excluding special charges provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Special charges are excluded since they may not be considered directly related to the Company’s ongoing business operations. These adjusted measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than adjusted measures used by other companies.
Next Earnings Announcement
Gibraltar expects to release its financial results for the three-month period ending March 31, 2017, on Friday, May 5, 2017, and hold its earnings conference call later that morning, starting at 9:00 a.m. ET.

Contact:
Kenneth Smith
Chief Financial Officer
716.826.6500 ext. 3217
kwsmith@gibraltar1.com

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Net sales	$231,838	$282,093	$1,007,981	$1,040,873
Cost of sales	177,956	230,547	763,219	853,897
Gross profit	53,882	51,546	244,762	186,976
Selling, general, and administrative expense	43,123	42,163	161,623	134,028
Intangible asset impairment	10,175	4,863	10,175	4,863
Income from operations	584	4,520	72,964	48,085
Interest expense	3,595	3,614	14,577	15,003
Other expense (income)	564	220	8,404	(4,018)
(Loss) income before taxes	(3,575)	686	49,983	37,100
Provision for income taxes	4,133	466	16,264	13,624
(Loss) income from continuing operations	(7,708)	220	33,719	23,476
Discontinued operations:
Loss before taxes	(70)	—	(70)	(44)
Benefit of income taxes	(26)	—	(26)	(16)
Loss from discontinued operations	(44)	—	(44)	(28)
Net (loss) income	$(7,752)	$220	$33,675	$23,448
Net earnings per share – Basic:
(Loss) income from continuing operations	$(0.24)	$0.01	$1.07	$0.75
Loss from discontinued operations	—	—	—	—
Net (loss) income	$(0.24)	$0.01	$1.07	$0.75
Weighted average shares outstanding – Basic	31,648	31,291	31,536	31,233
Net earnings per share – Diluted:
(Loss) income from continuing operations	$(0.24)	$0.01	$1.05	$0.74
Loss from discontinued operations	—	—	—	—
Net (loss) income	$(0.24)	$0.01	$1.05	$0.74
Weighted average shares outstanding – Diluted	31,648	31,738	32,069	31,545

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	December 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$170,177	$68,858
Accounts receivable, net	124,072	164,969
Inventories	89,612	107,058
Other current assets	7,336	10,537
Total current assets	391,197	351,422
Property, plant, and equipment, net	108,304	118,932
Goodwill	304,032	292,390
Acquired intangibles	110,790	123,013
Other assets	3,922	4,015
	$918,245	$889,772
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$69,944	$89,204
Accrued expenses	70,392	67,605
Billings in excess of cost	11,352	28,186
Current maturities of long-term debt	400	400
Total current liabilities	152,088	185,395
Long-term debt	209,237	208,882
Deferred income taxes	38,002	42,654
Other non-current liabilities	58,038	42,755
Shareholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 50,000 shares; 32,085 and 31,779 shares outstanding in 2016 and 2015	320	317
Additional paid-in capital	264,418	253,458
Retained earnings	211,748	178,073
Accumulated other comprehensive loss	(7,721)	(15,416)
Cost of 530 and 484 common shares held in treasury in 2016 and 2015	(7,885)	(6,346)
Total shareholders’ equity	460,880	410,086
	$918,245	$889,772

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Twelve Months Ended
	December 31,
	2016	2015
Cash Flows from Operating Activities
Net income	$33,675	$23,448
Loss from discontinued operations	(44)	(28)
Income from continuing operations	33,719	23,476
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,114	30,548
Intangible asset impairment	10,175	4,863
Loss on sale of business	8,763	—
Stock compensation expense	6,373	3,891
Net (gain) loss on sale of assets	(42)	(6,431)
Exit activity costs (recoveries), non-cash	7,530	8,504
Benefit of deferred income taxes	(4,893)	(2,051)
Other, net	685	4,222
Changes in operating assets and liabilities (excluding the effects of acquisitions):
Accounts receivable	37,828	(17,215)
Inventories	11,782	22,271
Other current assets and other assets	2,511	759
Accounts payable	(17,060)	(5,157)
Accrued expenses and other non-current liabilities	1,253	19,004
Net cash provided by operating activities	122,738	86,684
Cash Flows from Investing Activities
Purchases of property, plant, and equipment	(10,779)	(12,373)
Acquisitions, net of cash acquired	(23,412)	(140,621)
Net proceeds from sale of property and equipment	953	26,500
Net proceeds from sale of business	8,250	—
Other, net	1,118	1,154
Net cash used in investing activities	(23,870)	(125,340)
Cash Flows from Financing Activities
Long-term debt payments	(400)	(73,642)
Proceeds from long-term debt	—	73,242
Payment of debt issuance costs	(54)	(1,166)
Purchase of treasury stock at market prices	(1,539)	(956)
Excess tax benefit from stock compensation	1,249	537
Net proceeds from issuance of common stock	3,341	1,801
Net cash provided by (used in) financing activities	2,597	(184)
Effect of exchange rate changes on cash	(146)	(2,912)
Net increase (decrease) in cash and cash equivalents	101,319	(41,752)
Cash and cash equivalents at beginning of year	68,858	110,610
Cash and cash equivalents at end of year	$170,177	$68,858

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31, 2016
	As Reported In GAAP Statements	Acquisition Related Items	Restructuring Charges	Senior Leadership Transition Costs	Portfolio Management	Adjusted Financial Measures
Net Sales
Residential Products	$92,869	$—	$—	$—	$—	$92,869
Industrial & Infrastructure Products	61,923	—	—	—	—	61,923
Less Inter-Segment Sales	(331)	—	—	—	—	(331)
	61,592	—	—	—	—	61,592
Renewable Energy & Conservation	77,377	—	—	—	—	77,377
Consolidated sales	231,838	—	—	—	—	231,838

Income from operations
Residential Products	12,878	—	677	252	—	13,807
Industrial & Infrastructure Products	(10,123)	—	606	—	11,425	1,908
Renewable Energy & Conservation	8,245	981	914	—	3,670	13,810
Segment income	11,000	981	2,197	252	15,095	29,525
Unallocated corporate expense	(10,416)	197	—	743	58	(9,418)
Consolidated income from operations	584	1,178	2,197	995	15,153	20,107

Interest expense	3,595	—	—	—	—	3,595
Other expense	564	—	—	—	—	564
(Loss) income before income taxes	(3,575)	1,178	2,197	995	15,153	15,948
Provision for income taxes	4,133	587	1,093	496	133	6,442
(Loss) income from continuing operations	$(7,708)	$591	$1,104	$499	$15,020	$9,506
(Loss) income from continuing operations per share – diluted	$(0.24)	$0.02	$0.03	$0.02	$0.47	$0.30

Operating margin
Residential Products	13.9%	—%	0.7%	0.3%	—%	14.9%
Industrial & Infrastructure Products	(16.4)%	—%	1.0%	—%	18.5%	3.1%
Renewable Energy & Conservation	10.7%	1.3%	1.2%	—%	4.7%	17.8%
Segments Margin	4.7%	0.4%	1.0%	0.1%	6.5%	12.7%
Consolidated	0.3%	0.5%	1.0%	0.4%	6.5%	8.7%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31, 2015
	As Reported In GAAP Statements	Acquisition Related Items	Restructuring Charges	Intangible Asset Impairment	Adjusted Financial Measures
Net Sales
Residential Products	$107,194	$—	$—	$—	$107,194
Industrial & Infrastructure Products	85,403	—	—	—	85,403
Less Inter-Segment Sales	(303)	—	—	—	(303)
	85,100	—	—	—	85,100
Renewable Energy & Conservation	89,799	—	—	—	89,799
Consolidated sales	282,093	—	—	—	282,093

Income from operations
Residential Products	6,882	—	3,258	440	10,580
Industrial & Infrastructure Products	136	—	2,122	4,423	6,681
Renewable Energy & Conservation	6,643	1,714	—	—	8,357
Segment income	13,661	1,714	5,380	4,863	25,618
Unallocated corporate expense	(9,141)	53	1,272	—	(7,816)
Consolidated income from operations	4,520	1,767	6,652	4,863	17,802

Interest expense	3,614	—	—	—	3,614
Other expense (income)	220	—	(266)	—	(46)
Income before income taxes	686	1,767	6,918	4,863	14,234
Provision for income taxes	466	664	2,620	1,434	5,184
Income from continuing operations	$220	$1,103	$4,298	$3,429	$9,050
Income from continuing operations per share – diluted	$0.01	$0.03	$0.14	$0.11	$0.29

Operating margin
Residential Products	6.4%	—%	3.1%	0.4%	9.9%
Industrial & Infrastructure Products	0.2%	—%	2.5%	5.2%	7.9%
Renewable Energy & Conservation	7.4%	1.9%	—%	—%	9.3%
Segments Margin	4.8%	0.6%	1.9%	1.7%	9.1%
Consolidated	1.6%	0.6%	2.4%	1.7%	6.3%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(Unaudited)

	Twelve Months Ended December 31, 2016
	As Reported In GAAP Statements	Acquisition Related Items	Restructuring Charges	Senior Leadership Transition Costs	Portfolio Management	Adjusted Financial Measures
Net Sales
Residential Products	$430,938	$—	$—	$—	$—	$430,938
Industrial & Infrastructure Products	296,513	—	—	—	—	296,513
Less Inter-Segment Sales	(1,495)	—	—	—	—	(1,495)
	295,018	—	—	—	—	295,018
Renewable Energy & Conservation	282,025	—	—	—	—	282,025
Consolidated sales	1,007,981	—	—	—	—	1,007,981

Income from operations
Residential Products	65,241	—	2,533	504	—	68,278
Industrial & Infrastructure Products	1,306	—	2,401	—	14,346	18,053
Renewable Energy & Conservation	43,214	981	914	—	3,670	48,779
Segment income	109,761	981	5,848	504	18,016	135,110
Unallocated corporate expense	(36,797)	228	—	2,197	58	(34,314)
Consolidated income from operations	72,964	1,209	5,848	2,701	18,074	100,796

Interest expense	14,577	—	—	—	—	14,577
Other expense (income)	8,404	—	—	—	(8,763)	(359)
Income before income taxes	49,983	1,209	5,848	2,701	26,837	86,578
Provision for income taxes	16,264	497	2,406	1,111	12,659	32,937
Income from continuing operations	$33,719	$712	$3,442	$1,590	$14,178	$53,641
Income from continuing operations per share – diluted	$1.05	$0.02	$0.11	$0.05	$0.44	$1.67

Operating margin
Residential Products	15.1%	—%	0.6%	0.1%	—%	15.8%
Industrial & Infrastructure Products	0.4%	—%	0.8%	—%	4.9%	6.1%
Renewable Energy & Conservation	15.3%	0.3%	0.3%	—%	1.3%	17.3%
Segments Margin	10.9%	0.1%	0.6%	0.1%	1.8%	13.4%
Consolidated	7.2%	0.1%	0.6%	0.3%	1.8%	10.0%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(Unaudited)

	Twelve Months Ended December 31, 2015
	As Reported In GAAP Statements	Acquisition Related Items	Restructuring Charges	Intangible Asset Impairment	Gain on Sale of Facility	Adjusted Financial Measures
Net Sales
Residential Products	$475,653	$—	$—	$—	$—	$475,653
Industrial & Infrastructure Products	378,224	—	—	—	—	378,224
Less Inter-Segment Sales	(1,536)	—	—	—	—	(1,536)
	376,688	—	—	—	—	376,688
Renewable Energy & Conservation	188,532	—	—	—	—	188,532
Consolidated sales	1,040,873	—	—	—	—	1,040,873

Income from operations
Residential Products	46,804	—	11,007	440	(6,799)	51,452
Industrial & Infrastructure Products	15,581	—	2,553	4,423	—	22,557
Renewable Energy & Conservation	12,659	5,362	—	—	—	18,021
Segment income	75,044	5,362	13,560	4,863	(6,799)	92,030
Unallocated corporate expense	(26,959)	732	2,523	—	—	(23,704)
Consolidated income from operations	48,085	6,094	16,083	4,863	(6,799)	68,326

Interest expense	15,003	—	—	—	—	15,003
Other income	(4,018)	—	3,256	—	—	(762)
Income before income taxes	37,100	6,094	12,827	4,863	(6,799)	54,085
Provision for income taxes	13,624	2,302	4,858	1,434	(2,526)	19,692
Income from continuing operations	$23,476	$3,792	$7,969	$3,429	$(4,273)	$34,393
Income from continuing operations per share – diluted	$0.74	$0.12	$0.26	$0.11	$(0.14)	$1.09

Operating margin
Residential Products	9.8%	—%	2.3%	0.1%	(1.4)%	10.8%
Industrial & Infrastructure Products	4.1%	—%	0.7%	1.2%	—%	6.0%
Renewable Energy & Conservation	6.7%	2.8%	—%	—%	—%	9.6%
Segments Margin	7.2%	0.5%	1.3%	0.5%	(0.7)%	8.8%
Consolidated	4.6%	0.6%	1.6%	0.5%	(0.7)%	6.6%